Exhibit 10.6

                              CONSULTING AGREEMENT


     THIS CONSULTING AGREEMENT ("Agreement") is made and entered into in duplicate this 30th day of March 2004, by and between 02 Secure Wireless, Inc. ("Client"), on the one hand and Dominic Richardson, and its affiliates, collectively referred to herein as ("Consultant"), on the other hand.


                                    RECITALS

A. The Consultant provides Business Consulting Services which the Client needs.

B. As a result, the Client has determined that it is in the best interests of the Client and its affiliates that the Client retain the services of a consultant to consult with the (i) the Client, (ii) officers of companies affiliated with the Client, and (iii) administrative staff affiliated with the Client concerning issues which may occur relating to the business of the Client.

C. his the desire of the Client to engage the services of the Consultant, on an independent contractor basis, to consult with the (i) Client (ii) officers of companies affiliated with the Client, and (iii) administrative staff affiliated with the Client concerning issues which may occur relating to the business of the Client.

D. It is the desire of the Consultant to consult, on an independent contractor basis, with the (i) Client (ii) officers of companies affiliated with the Client, and (iii) administrative staff affiliated with the Client regarding the business of the Client.


NOW, THEREFORE, IN CONSIDERATION OF THE MUTUAL PROMISES, COVENANTS AND UNDERTAKINGS SPECIFIED HEREIN AND FOR OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH ARE HEREBY ACKNOWLEDGED, WITH THE INTENT TO BE OBLIGATED LEGALLY AND EQUITABLY, THE PARTIES AGREE WITH EACH OTHER AS FOLLOWS:

     1. Term of Agreement. This Agreement shall be in fill force and effect commencing upon the date hereof and concluding six months from the date hereof. All consideration due Consultant as agreed to herein has been paid to Consultant and receipt of same has been acknowledged by Consultant in writing to Client The respective duties and obligations of the patties shall commence on the date specified in the Preamble of this Agreement and shall continue until the close of business on the date this Agreement is deemed concluded as described herein

     2. Consultations. The Consultant shall make appropriate personnel available to consult with (i) Client (ii) officers of companies affiliated with the Client, and (iii) administrative staff affiliated with the. Client, at reasonable times, concerning matters relating to any issue of importance regarding the business affairs of the Client

     3. Management Authority of Consultant. The Consultant shall have no management authority of or for the Client.

     4. Management Power of Consultant The business affairs of the Client that affect, directly or indirectly, the operation of business of the Client and which arise in the ordinary course of business, shall be conducted by the administrative staff and officers of the Client. All the members of the administrative staff shall be employees of the Client. The Consultant shall have


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no control or charge of the administrative  staff and no control or authority to
employ,   discharge,   direct,   supervise,   or  control   any  member  of  the
administrative staff or other employee of the Client. h is the intention of the Client not to confer on the Consultant any power of direction, management, supervision, or control of the administrative staff or other employee of the Client.

     5. No Power of Consultant to Act as Agent. The Consultant shall have no right, power or authority to be, or act, as an agent of the Client for any purpose whatsoever. In that regards, the Consultant shall attempt or purport to obligate the Client to any obligation or agreement.

     6. Limited Liability. With regard to the services to be performed by the Consultant pursuant to the provisions of this Agreement, the Consultant shall not be liable to the Client or to any person who may claim any right because of that person's relationship with the Client for any acts or omissions in the performance of said services on the part of the Consultant or on the part of the agents or employees of the Consultant, except when said acts or omissions of the Consultant are due to the Consultant's gross negligence. The Consultant makes no warranties, representations or guarantees regarding any financing attempted by the Client or the eventual effectiveness of the services provided by Consultant. The Client shall hold the Consultant and the agents and employees of the Consultant free and harmless from any and all obligations, costs, claims, judgments, attorneys fees, and attachments arising from or growing out of the services rendered to the Client pursuant to the provisions of this Agreement or in any way connected with or relating to the rendering of said services, except when the same shall arise because of the gross negligence of the Consultant and the Consultant is adjudged to be guilty of the gross negligence by a court of competent jurisdiction.

     8. Stock


     a. The Consultant shall receive in consideration of the aforesaid services to be performed on behalf of the Company by the Consultant, the Company agrees to issue to the Consultant 1,750,000 (one million seven hundred fifty thousand) shares of the Company's restricted common stock.. The above mention compensation has a value of $1,167 (one thousand one hundred sixty seven dollars). The Company will undertake to register these shares at the earliest possible time (if applicable through an S-8; 53, SB-2or 5-1 registration). The parties hereto agree that said shares are due, owing and payable upon the signing of this Agreement.

Sincerely,                                       Agrees and Accepted by,

/s/ Dominic Richardson                           /s/ T. Scott Conley
--------------------------                       -------------------------------
Dominic Richardson                               T. Scott Conley
Signed on this the 30th day                      O2 Secure Wireless, Inc.
of March 2004                                    President
                                                 Signed on this the 30th day
                                                 of March 2004

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